UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2024

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2024, Enviri Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved Amendment No. 4 (“Amendment No. 4”) to the 2013 Equity and Incentive Compensation Plan (the “2013 Plan”), which was approved by the Company’s Board of Directors on February 26, 2024.

Amendment No. 4 modifies the 2013 Plan to: (1) increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 1,600,000 Shares, increasing the total number of Shares under the 2013 Plan from 12,077,000 to 13,677,000, with a corresponding increase in the total number of shares that may be issued or transferred upon the exercise of incentive stock options from 12,077,000 to 13,677,000; (2) increase the total number of Shares issuable in connection with “full value awards” (awards other than stock options, SARs or other awards for which the holder pays the intrinsic value existing as of the date of grant) from 8,088,000 Shares to 9,688,000 Shares (an increase of 1,600,000); and (3) prohibit dividends and dividend equivalents from being paid out until after such time (if any) as the underlying awards vest. The outstanding awards under the 2013 Plan continue to remain outstanding in accordance with their terms. The foregoing description of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders elected all nine of the Board of Director nominees to serve as Directors until the 2025 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2024. The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers and approved Amendment No. 4 to the 2013 Plan.

As of the record date, there were 79,834,916 Common Shares outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 73,367,396.171304 shares, or approximately 91.90% of the outstanding Common Shares entitled to vote, were represented in person or by proxy. Those shares were voted as follows:

1.	The following individuals were nominated in 2024 to serve as Directors until the 2025 Annual Meeting of Stockholders. All nominees were elected. The results of the vote were as follows:

Name	Votes For	Votes Against	Abstained	Broker Non-Votes
J.F. Earl	63,604,122	5,611,710	105,080	4,046,484

D.C. Everitt	57,920,038	11,279,804	121,070	4,046,484

F.N. Grasberger III	63,674,904	5,545,408	100,599	4,046,484

C.I. Haznedar	58,355,868	10,876,739	88,305	4,046,484

T.M. Laurion	62,469,619	6,730,554	120,739	4,046,484

R.M. O’Mara	64,488,582	4,751,931	80,399	4,046,484

E.M. Purvis, Jr.	61,962,312	7,255,328	103,272	4,046,484

J. S. Quinn	64,007,143	5,192,363	121,406	4,046,484

P.C. Widman	62,399,580	6,799,838	121,494	4,046,484

2.	The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2024, was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstained
72,212,879	910,467	244,050

3.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
65,207,508	3,884,830	228,574	4,046,484

4.	The Company’s stockholders approved Amendment No. 4 to the 2013 Equity and Incentive Compensation Plan of the Company. The results of the vote were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
66,765,572	2,406,021	149,319	4,046,484

A copy of the press release, dated April 18, 2024, announcing the results of the Annual Meeting of Stockholders, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amendment No. 4 to the 2013 Equity and Incentive Compensation Plan.

Exhibit 99.1	Press Release dated April 18, 2024 announcing results of Annual Meeting of Stockholders.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: April 24, 2024	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary